Exhibit 11
                             THERMO REMEDIATION INC.

                        Computation of Earnings per Share

                              Three Months Ended          Six Months Ended
                            -----------------------    ----------------------
                            Sept. 28,     Sept. 30,    Sept. 28,    Sept. 30,
                                 1996          1995         1996         1995
 ----------------------------------------------------------------------------
 Computation of Fully
   Diluted Earnings per
   Share:

 Net Income               $   974,000  $ 1,330,000   $ 2,002,000  $ 2,510,000

   Add: Convertible
        debenture
        interest, net of
        tax                    15,000       15,000        31,000       31,000
                          -----------  -----------   -----------  -----------
   Income applicable to
     common stock assuming
     full dilution (a)    $   989,000  $ 1,345,000   $ 2,033,000  $ 2,541,000
                          -----------  -----------   -----------  -----------
 Shares:
   Weighted average
     shares outstanding    12,893,588   12,314,224    12,863,281   12,229,815

   Add: Shares issuable
        from assumed
        exercise
        of options and
        warrants (as
        determined by
        the application
        of the treasury
        stock method)         334,769      202,986       377,876      207,312

        Shares issuable
        from assumed
        conversion of
        subordinated
        convertible
        obligations           269,583      269,583       269,583      269,583
                          -----------  -----------   -----------   ----------
   Weighted average
     shares outstanding,
     as adjusted (b)       13,497,940   12,786,793    13,510,740   12,706,710
                          -----------  -----------   -----------  -----------
 Fully Diluted Earnings
   per Share (a) / (b)    $       .07  $       .11   $       .15  $       .20
                          ===========  ===========   ===========  ===========